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                                                                    Exhibit 21.1


                              List of Subsidiaries*

        Name of Subsidiary                               State of Organization
        ------------------                               ---------------------

Cohen & Steers Capital Management, Inc.                         New York

Cohen & Steers Capital Advisors, L.L.C.                         Delaware

Cohen & Steers Holdings, LLC                                    Delaware

Cohen & Steers Securities, LLC                                  Delaware


*Following the reorganization as described in the prospectus under "Reorganization and S Corporation Status."